EXHIBIT 99.1

Spirit Airlines Reports Third Quarter 2015
Pre-Tax Margin of 26.9 Percent

MIRAMAR, FL. (October 27, 2015) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported third quarter 2015 financial results.

•
Adjusted net income for the third quarter 2015 increased 31.6 percent to $97.3 million ($1.35 per diluted share) compared to the third quarter 2014[1]. GAAP net income for the third quarter 2015 increased 44.9 percent year over year to $97.1 million ($1.35 per diluted share).

•	Adjusted pre-tax margin for the third quarter 2015 increased 560 basis points to 26.9 percent. On a GAAP basis, pre-tax margin for the third quarter 2015 increased 760 basis points to 26.9 percent.

•	Spirit ended the third quarter 2015 with unrestricted cash and cash equivalents of $748.9 million.

•	Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended September 30, 2015 was 28.8 percent[2].

"I thank our team members for their contributions to our record third quarter results, driven by both lower ex-fuel unit costs and lower fuel prices," said Ben Baldanza, Spirit’s Chief Executive Officer. "We remain focused on building long-term shareholder value by leveraging our ultra-low cost competitive advantage to continue to grow successfully, even in the midst of a volatile pricing environment."

Revenue Performance
For the third quarter 2015, Spirit's total operating revenue was $574.8 million, an increase of 10.6 percent compared to the third quarter 2014, driven by an increase in flight volume, partially offset by a decrease in operating yields.

Total revenue per passenger flight segment ("PFS") for the third quarter 2015 decreased 13.1 percent year over year to $120.35, primarily driven by a 20.8 percent decrease in ticket revenue per PFS. The decline in ticket revenue per PFS was driven by lower fare levels as a result of increased competitive pressures as well as a higher percentage of Spirit's markets being under development compared to the same period last year. Non-ticket revenue remained stable, declining only 1.2 percent year over year on a per flight segment basis to $53.39. The decrease in non-ticket revenue was primarily attributable to the outsourcing of the Spirit's onboard catering to a third-party provider under a revenue share agreement as well as slightly lower bag revenue per flight segment. These declines were partially offset by higher per segment convenience charges compared to the same period last year.

Cost Performance
Adjusted operating expenses for the third quarter 2015 increased 2.0 percent to $417.3 million3. GAAP total operating expenses decreased 0.5 percent year over year to $417.6 million. Operating expenses benefited from fuel expense decreasing 32.5 percent, or $55.7 million, on a fuel volume increase of 30.9 percent.

Spirit reported third quarter 2015 cost per available seat mile ("ASM") excluding special items and fuel (“Adjusted CASM ex-fuel”)3 of 5.39 cents, a decrease of 9.0 percent compared to the same period last year, driven primarily by lower aircraft rent per ASM and lower labor expense per ASM. The decrease in aircraft rent per ASM was driven by a change in the mix of leased (rent recorded under aircraft rent) and purchased (depreciation recorded under depreciation and amortization) aircraft. Labor expense per ASM in the third quarter 2015 was lower compared to the same period last year primarily due to scale benefits from overall growth and from larger gauge aircraft.

"Our team did a great job managing costs during the quarter and we remain on target to deliver a full year 2015 Adjusted CASM ex-fuel decrease of approximately 6 percent year over year,” said Ted Christie, Spirit's Chief Financial Officer. "We have several CASM pressures facing us in 2016, including headwinds from accelerated depreciation of heavy maintenance events and additional supplemental rent related to leased aircraft scheduled to return to lessors beginning next year; however, given our team's diligence in controlling costs, I remain confident that the trajectory of our Adjusted CASM ex-fuel will continue to be stable to declining throughout our growth cycle."

Share Repurchase
Spirit has spent approximately $99 million of its $100 million share repurchase authorization, repurchasing approximately 0.5 million shares during the third quarter 2015 and approximately 1.5 million shares year-to-date.

On October 26, 2015, our Board of Directors authorized a new repurchase program of up to $100 million in aggregate value of shares of our Common Stock, par value $0.0001 per share, from time to time in open market or privately negotiated transactions. The authorization will expire on October 26, 2016. The timing and amount of any stock repurchase is subject to prevailing market conditions and other considerations.
Fleet
During the third quarter 2015, Spirit issued $576.6 million of enhanced equipment trust certificates (EETC) with a blended coupon of 4.15 percent.  This was the first aircraft-backed bond publicly offered by Spirit.   Proceeds from the EETC will be used to finance three new A321 aircraft scheduled for delivery in the fourth quarter 2015 and nine new A321 and three new A320 aircraft currently scheduled for delivery in 2016.

Spirit took delivery of 3 new A321 aircraft during the third quarter 2015, ending the quarter with 76 aircraft in its fleet.

Other Third Quarter 2015 Highlights

•	Maintained its commitment to offer low fares to its valued customers; average ticket revenue per PFS for the third quarter 2015 was $66.96 with total revenue per PFS of $120.35.

•	Introduced the "Unbundlers" campaign, helping to educate travelers about the hidden costs other airlines bundle into their fares.

•	Launched service between the following destinations:

◦	Baltimore - Los Angeles (7/9/15)

◦	Kansas City - Los Angeles (7/9/15)

◦	Atlanta - Los Angeles (8/20/15)

◦	Atlanta - Boston (9/10/15)

◦	Atlanta - Fort Myers (9/10/15)

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, October 27, 2015, at 8:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our modern and fuel-efficient all-Airbus fleet, we operate more than 350 daily flights to 56 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for more details.

(2)	See "Calculation for Return on Invested Capital" table below for more details.

(3)	See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. The words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding revenues, cost of operations, the delivery schedule of aircraft on order, and announced new service routes. All forward-looking statements are based upon information available to the Company at the time the statement is made. The Company has no intent, nor undertakes any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Statement of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2015	2014	Change	2015	2014	Change
Operating revenues:
Passenger	$319,812	$317,038	0.9	$901,851	$873,403	3.3
Non-ticket	255,029	202,731	25.8	719,766	583,690	23.3
Total operating revenues	574,841	519,769	10.6	1,621,617	1,457,093	11.3

Operating expenses:
Aircraft fuel	115,899	171,584	(32.5)	356,232	474,907	(25.0)
Salaries, wages and benefits	95,081	79,087	20.2	281,175	232,776	20.8
Aircraft rent	53,525	50,009	7.0	159,440	144,618	10.2
Landing fees and other rents	34,577	27,735	24.7	98,487	77,582	26.9
Distribution	23,074	20,202	14.2	65,920	58,930	11.9
Maintenance, materials and repairs	21,473	19,622	9.4	61,904	56,441	9.7
Depreciation and amortization	19,628	11,338	73.1	51,630	33,803	52.7
Other operating	54,151	39,190	38.2	156,071	111,045	40.5
Loss on disposal of assets	290	793	nm	1,300	1,658	nm
Special charges (credits)	(76)	18	nm	673	45	nm
Total operating expenses	417,622	419,578	(0.5)	1,232,832	1,191,805	3.4

Operating income	157,219	100,191	56.9	388,785	265,288	46.6

Other (income) expense:
Interest expense	5,951	878	nm	13,182	1,088	nm
Capitalized interest	(3,030)	(878)	nm	(8,392)	(1,088)	nm
Interest income	(233)	(84)	177.4	(544)	(235)	131.5
Other expense	166	81	104.9	282	1,557	(81.9)
Total other (income) expense	2,854	(3)	nm	4,528	1,322	nm

Income before income taxes	154,365	100,194	54.1	384,257	263,966	45.6
Provision for income taxes	57,251	33,194	72.5	141,437	94,411	49.8
Net income	$97,114	$67,000	44.9	$242,820	$169,555	43.2
Basic earnings per share	$1.35	$0.92	46.7	$3.35	$2.33	43.8
Diluted earnings per share	$1.35	$0.91	48.4	$3.34	$2.31	44.6

Weighted average shares, basic	71,738	72,755	(1.4)	72,432	72,727	(0.4)
Weighted average shares, diluted	71,920	73,303	(1.9)	72,692	73,284	(0.8)

SPIRIT AIRLINES, INC.
Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income	$97,114	$67,000	$242,820	$169,555
Unrealized gain (loss) on interest rate derivative instruments, net of deferred tax expense (benefit) of ($320), $0, ($511) and $0	(553)	—	(909)	—
Other comprehensive income (loss)	$(553)	$—	$(909)	$—
Comprehensive income	$96,561	$67,000	$241,911	$169,555

SPIRIT AIRLINES, INC.
Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$748,896	$632,784
Accounts receivable, net	33,094	22,685
Deferred income taxes	9,643	9,643
Prepaid expenses and other current assets	126,939	66,029
Total current assets	918,572	731,141

Property and equipment:
Flight equipment	689,603	204,462
Ground and other equipment	76,136	57,012
Less accumulated depreciation	(55,521)	(36,099)
	710,218	225,375
Deposits on flight equipment purchase contracts	275,544	242,881
Aircraft maintenance deposits	199,200	213,147
Deferred heavy maintenance, net	99,571	123,108
Other long-term assets	73,817	66,744
Total assets	$2,276,922	$1,602,396

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$15,823	$13,402
Air traffic liability	237,043	188,870
Current maturities of long-term debt	37,758	10,431
Other current liabilities	176,259	152,921
Total current liabilities	466,883	365,624

Long-term debt less current maturities	500,147	135,232
Long-term deferred income taxes	139,459	76,010
Deferred gains and other long-term liabilities	21,760	22,455
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	542,022	526,173
Treasury stock, at cost	(116,083)	(3,921)
Retained earnings	724,354	481,534
Accumulated other comprehensive loss	(1,627)	(718)
Total shareholders’ equity	1,148,673	1,003,075
Total liabilities and shareholders’ equity	$2,276,922	$1,602,396

SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2015	2014
Operating activities:
Net income	$242,820	$169,555
Adjustments to reconcile net income to net cash provided by operations:
Unrealized (gains) losses on open fuel derivative contracts, net	2,239	—
Equity-based compensation, net	6,999	6,315
Allowance for doubtful accounts (recoveries)	7	(63)
Amortization of deferred gains and losses	730	(228)
Depreciation and amortization	51,630	33,803
Deferred income tax expense (benefit)	63,960	(395)
Loss on disposal of assets	1,300	1,658
Capitalized interest	(8,392)	(1,088)
Changes in operating assets and liabilities:
Accounts receivable	(10,374)	(3,206)
Prepaid maintenance reserves	(17,488)	(28,955)
Long-term deposits and other assets	(44,294)	(36,449)
Accounts payable	2,340	(5,524)
Air traffic liability	56,960	48,736
Other liabilities	17,845	22,136
Net cash provided by operating activities	366,282	206,295

Investing activities:
Pre-delivery deposits for flight equipment, net of refunds	(87,658)	(115,955)
Purchase of property and equipment	(451,799)	(26,261)
Net cash used in investing activities	(539,457)	(142,216)
Financing activities:
Proceeds from issuance of long-term debt	416,000	—
Proceeds from stock options exercised	32	140
Payments on debt and capital lease obligations	(16,609)	(922)
Proceeds from sale and leaseback transactions	7,300	—
Payments to pre-IPO shareholders pursuant to tax receivable agreement	—	(5,643)
Excess tax benefits from equity-based compensation	8,818	1,690
Repurchase of common stock	(112,162)	(1,501)
Debt issuance costs	(14,092)	—
Net cash provided by financing activities	289,287	(6,236)
Net increase in cash and cash equivalents	116,112	57,843
Cash and cash equivalents at beginning of period	632,784	530,631
Cash and cash equivalents at end of period	$748,896	$588,474
Supplemental disclosures
Cash payments for:
Interest (net of capitalized interest)	$3,851	$398
Taxes	$95,135	$88,884

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended September 30,
Operating Statistics	2015	2014	Change
Available seat miles (ASMs) (thousands)	5,597,997	4,174,397	34.1%
Revenue passenger miles (RPMs) (thousands)	4,768,692	3,656,842	30.4%
Load factor (%)	85.2	87.6	(2.4) pts
Passenger flight segments (thousands)	4,776	3,752	27.3%
Block hours	88,045	67,704	30.0%
Departures	34,032	26,513	28.4%
Operating revenue per ASM (RASM) (cents)	10.27	12.45	(17.5)%
Average yield (cents)	12.05	14.21	(15.2)%
Average ticket revenue per passenger flight segment ($)	66.96	84.50	(20.8)%
Average non-ticket revenue per passenger flight segment ($)	53.39	54.04	(1.2)%
Total revenue per passenger flight segment ($)	120.35	138.54	(13.1)%
CASM (cents)	7.46	10.05	(25.8)%
Adjusted CASM (cents) (1)	7.45	9.80	(24.0)%
Adjusted CASM ex-fuel (cents) (2)	5.39	5.92	(9.0)%
Fuel gallons consumed (thousands)	67,684	51,688	30.9%
Average economic fuel cost per gallon ($)	1.71	3.13	(45.4)%
Aircraft at end of period	76	58	31.0%
Average daily aircraft utilization (hours)	12.8	12.7	0.8%
Average stage length (miles)	983	964	2.0%
Airports served in the period	56	55	1.8%

	Nine Months Ended September 30,
Operating Statistics	2015	2014	Change
Available seat miles (ASMs) (thousands)	15,540,759	11,967,631	29.9%
Revenue passenger miles (RPMs) (thousands)	13,267,314	10,452,588	26.9%
Load factor (%)	85.4	87.3	(1.9	) pts
Passenger flight segments (thousands)	13,271	10,584	25.4%
Block hours	248,941	196,574	26.6%
Departures	95,240	75,427	26.3%
Operating revenue per ASM (RASM) (cents)	10.43	12.18	(14.4)%
Average yield (cents)	12.22	13.94	(12.3)%
Average ticket revenue per passenger flight segment ($)	67.96	82.52	(17.6)%
Average non-ticket revenue per passenger flight segment ($)	54.24	55.15	(1.7)%
Total revenue per passenger flight segment ($)	122.20	137.67	(11.2)%
CASM (cents)	7.93	9.96	(20.4)%
Adjusted CASM (cents) (1)	7.93	9.86	(19.6)%
Adjusted CASM ex-fuel (cents) (2)	5.63	5.98	(5.9)%
Fuel gallons consumed (thousands)	187,541	147,766	26.9%
Average economic fuel cost per gallon ($)	1.91	3.15	(39.4)%
Average daily aircraft utilization (hours)	12.8	12.7	0.8%
Average stage length (miles)	982	979	0.3%

(1)	Excludes special items.

(2)	Excludes economic fuel expense and special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Special Items

	Three Months Ended
	September 30,
(in thousands)	2015	2014
Operating special items include the following (1):
Prior years' additional federal excise tax	$—	$9,278
Unrealized losses (gains) related to fuel derivative contracts	$82	$295
Loss on disposal of assets	290	793
Special charges	(76)	18
Total operating special items	$296	$10,384

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except CASM data in cents)	2015	2014
Total operating expenses, as reported	$417,622	$419,578
Less operating special items (1)	296	10,384
Adjusted operating expenses, non-GAAP (2)	417,326	409,194
Less: Economic fuel expense	115,817	162,011
Adjusted operating expenses excluding fuel, non-GAAP (3)	$301,509	$247,183

Available seat miles	5,597,997	4,174,397

CASM (cents)	7.46	10.05
Adjusted CASM (cents) (2)	7.45	9.80
Adjusted CASM ex-fuel (cents) (3)	5.39	5.92

(1)
Special items include additional federal excise tax on a minority of fuel volume for the period beginning July 1, 2009 through December 31, 2013, unrealized gains and losses related to mark-to-market adjustments to outstanding fuel derivative contracts, loss on disposal of assets, and special charges.

(2)	Excludes operating special items.

(3)	Excludes operating special items and economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below.

Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except per share data)	2015	2014
Net income, as reported	$97,114	$67,000
Add: Provision for income taxes	57,251	33,194
Income before income taxes, as reported	154,365	100,194
Pre-tax margin, GAAP	26.9%	19.3%
Add operating special items (1)	296	10,384
Income before income taxes, non-GAAP (2)	154,661	110,578
Adjusted pre-tax margin, non-GAAP (2)	26.9%	21.3%
Provision for income taxes (3)	57,361	36,634
Adjusted net income, non-GAAP (2)	$97,300	$73,944

Weighted average shares, diluted	71,920	73,303

Adjusted net income per share, diluted (2)(3)	$1.35	$1.01

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	September 30,
(in thousands)	2015	2014
Operating income, as reported	$157,219	$100,191
Operating margin, GAAP	27.3%	19.3%
Add operating special items (1)	296	10,384
Operating income, non-GAAP (2)	$157,515	$110,575
Operating margin (2)	27.4%	21.3%

(1)	See "Special Items" for more details.

(2)	Excludes operating and non-operating special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income.

The Company believes economic fuel expense is the best measure of the effect fuel prices are currently having on our business, because it most closely approximates the net cash outflow associated with purchasing fuel used for our operations during the period. Economic fuel expense is defined as into-plane fuel expense, realized gains or losses on derivative contracts, plus the economic premium expense related to fuel option contracts in the period the option is benefiting. The key difference between aircraft fuel expense as recorded in our statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding and the timing of premium gain or loss recognition on our outstanding fuel option contracts. Many industry analysts evaluate airline results using economic fuel expense, and it is used in our internal management reporting.
Reconciliation of Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except per gallon data)	2015	2014
Fuel expense
Aircraft fuel, as reported	$115,899	$171,584
Less:
Prior years' additional federal excise tax	—	9,278
Unrealized losses (gains) related to fuel derivative contracts	82	295
Economic fuel expense, non-GAAP	$115,817	$162,011

Fuel gallons consumed	67,684	51,688

Economic fuel cost per gallon, non-GAAP	$1.71	$3.13

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	September 30, 2015
Operating Income	$478,760
Add operating special items (1)	4,550
Adjustment for aircraft rent	210,649
Adjusted operating income (2)	693,959
Tax (36.9%) (3)	256,071
Adjusted operating income, after-tax	437,888
Invested Capital
Total debt	$537,905
Book equity	1,148,673
Less: Unrestricted cash	748,896
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,474,543
Total invested capital	2,412,225

Return on invested capital (ROIC), pre-tax (2)	28.8%
Return on invested capital (ROIC), after-tax (2)(3)	18.2%

(1)	Special items include unrealized gains or losses related to fuel derivative contracts, loss on disposal of assets, and special charges (credits).

(2)	Excludes special items as described above.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended September 30, 2015.
###